EXHIBIT 10.3
                     ELECTRONIC COMMERCE MARKETING AGREEMENT

         This Agreement (the "Agreement"), dated this 9th day of July, 2001, is by and between IDS Cellular, Inc. (Agent), a corporation with its principal place of business located at 3350 NW 2nd Avenue, Suite A-44, Boca Raton, FL 33431 and Triton PCS Operating Carrier L.L.C., ("Carrier") a Delaware limited liability Carrier, with its principal place of business located at 1100 Cassatt Road, Berwyn, PA 19312.

         WHEREAS, Agent is engaged in the business of electronic commerce, including the marketing of a variety of products and services, including telecommunications products and services, to Agent's customers, including its registered users, through its site on the internet (the "Agent's Web Site") as an independent contractor dealer for various telecommunications carriers; and,

         WHEREAS, Agent has spent substantial sums of money developing the Agent Web Site and will spend additional substantial sums of money promoting and advertising the Agent Web Site to build a customer base for Agent; and,

         WHEREAS, Agent as an independent contractor dealer, will market such telecommunications products and services on the Agent Web Site to Agent's customers on a non-exclusive basis in that Agent will market competing telecommunications products and services on the Agent Web Site (including, but not limited to, products and services that are identical or substitutes, and products or services covering the same geographic area); and,

         WHEREAS, Agent has developed its own proprietary electronic commerce computer software (the "Agent Software"), which Agent will use on its Agent Web Site to collect a profile of biographical, demographic, and usage information on each customer who logs on to the Agent Web Site (the "Customer Profile"), and the Agent Software will match each Customer Profile to one or more particular telecommunications products or services provided by one or more telecommunications carriers whose offering or offerings meet the needs or interests of such Agent customer as expressed in the Customer Profile and then Agent, as an independent contractor dealer, will promote and market such matching products or services to such Agent customer; and,

         WHEREAS, Carrier is in the business of providing wireless telecommunications products and services in certain geographic areas (the "Areas"), which offerings, including the Areas covered (the "Offerings"), are described more fully in Exhibit A; and,

         WHEREAS, Carrier desires to have Agent, as an independent contractor dealer, market Carrier's products and services to Agent's customers on the terms and conditions specified herein, so that whenever the Agent Software determines that an Agent customer's Customer Profile matches one or more of its Offerings for one or more of the Areas, the matching Offerings of Carrier will be marketed to such Agent customer on the Agent Web Site; and,


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         WHEREAS, Carrier and Agent (collectively, the "Parties") have agreed that Carrier will compensate Agent for its services on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

         1.       NON-EXCLUSIVE MARKETING SERVICES

                  A. Nature of Agent's Services: Agent agrees, as an independent contractor dealer of Carrier, to market the Offerings set forth in Exhibit 1 on a non-exclusive basis to Agent's Customers whenever the Agent's software determines that a Customer Profile matches one or more of the Offerings. Carrier acknowledges that Agent will also market offerings of competing carriers also covering the Areas to Agent's customers whenever the Agent Software determines that Customer Profile matches one or more of such offerings. Agent shall not provide any other carrier or party that utilizes Agent's Web Site, or such carrier's or party's services or products, with any placement or position on Agent's Web Site that is preferential, more favorable or greater than that given to carrier without the written consent of Carrier, which consent shall not be unreasonably withheld. Carrier acknowledges further that the Agent Web Site will contain a variety of information, tutorials, reference content, promotions, advertisements, service ratings, and other services to assist Agent's customers in identifying telecommunications offerings to meet their needs. Carrier shall not have any right of approval with respect to the content of Agent's Web Site, except that Agent shall be obligated to maintain the accuracy of the Offerings and its relevant terms and conditions as provided to Agent by Carrier and Carrier shall have the right to approve of the display, depiction and/or description of the Offerings and ht Carrier on the Agent's Web Site, which approval shall not be unreasonably withheld. Agent acknowledges that Carrier has other independent contract dealers, sales employees, and others who use various means to market the Offerings on a non-exclusive basis and how may compete against Agent through such activity.

                  B. Carrier's Obligations to Provide Offerings to Customers and to Provide Agent With Information Concerning Offerings: Carrier shall be responsible for providing the Offerings to customers referred to Carrier by Agent in accordance with Section 2A of this Agreement or to customers to whom Agent provides fulfillment services in accordance with Section 2B of this Agreement. Carrier shall also provide Agent with fully accurate information describing the Offerings and the rates for, and other terms and conditions of, the Offerings. Carrier shall notify Agent in writing or electronically no later than 2 days before making any change to any of the Offerings, including any change to the rates or other terms and conditions of the Offerings.

                  C. Identification of Parties: Agent shall at all times, in its marketing services provided pursuant to this Agreement, identify Carrier as the provider of the

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services encompassed by the Offerings and shall at all times identify Agent as an authorized dealer of Carrier and not in any other capacity with respect to Carrier.

                  D. Marketing of Equipment: Agent may also market in this same manner provided herein in this Section 1 equipment sold by Carrier to Agent. Agent shall at all times accurately identify the manufacturer of such equipment. Agent shall also be free to market equipment that it obtains from sources other than Carrier. Except as otherwise provided in Schedule 1, Agent shall market equipment purchased from Carrier for its own account and shall retain for itself all revenues from the sale of such equipment to customers. Agent shall be responsible for establishing the prices and terms for the sale of such equipment to customers.

                  E. Nature of Marketing Efforts: Agent agrees not to engage in marketing or promotion that specifically targets Agent customers who have ordered an Offering from Carrier to attempt to persuade such customer to cease subscribing to the Offering or to sign up for a competing offering from another carrier rather than continuing to subscribe to that service from Carrier. Carrier acknowledges, however, that Agent's customers who order an offering from Carrier will, thereafter, continue to have unfettered access to Agent's Web Site and, based on their Customer Profiles, Agent may market offerings of competing carriers to such customers through the Agent Web Site. Such activity shall not constitute a breach of this Agreement by Agent. Agent agrees it shall not send email to Carrier's customers for any purpose, including unsolicited advertising or offers to sell goods or services to Carrier's customers, use as a mass distribution medium to communicate a generally unsolicited message, or send messages that include Agent's email address to where Carrier's customers, need to respond (except as otherwise expressly permitted by Carrier); or send unsolicited email messages through third-party mail servers, without written Carrier approval.

                  F. Design Specifications: Agent acknowledges that it has reviewed the E-Commerce Interface Design Specifications set forth on Exhibit B attached hereto and agrees that Agent and its Web Site and content pages can satisfy, meet and/or comply with these design specifications. Carrier reserves the right to modify the design specifications set forth on Exhibit B at any time(s) in the future and shall provide Agent with at least ten (10) days written notice of any modifications. Agent further agrees to use its best efforts to satisfy, meet and/or comply with any modifications to these design specifications.

         2.       COMPENSATION

                  A. Fulfillment Fee: Whenever Agent performs order fulfillment services for Carrier with respect to an Agent customer who orders one or more of the Offerings (which fulfillment services shall include Agent, as trustee for Carrier, collecting deposits and advance payments required by Carrier of new subscribers prior to activation; Agent shipping all ordered equipment to the customer; and, Agent performing all other reasonably necessary steps in accordance with carrier's e-commerce activation procedures, so that

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Carrier can activate service to customer), and service to the customer is actually activated by Carrier, Carrier shall pay Agent a Fulfillment Fee in accordance with Schedule III. To earn a Fulfillment Fee, Agent must provide the Carrier with an order form (in electronic form or by facsimile) provided by Carrier and signed or electronically authorized by the customer (as agreed to by Carrier), and Agent must perform all other fulfillment services set forth above so that Carrier can activate service during normal Carrier business hours, pursuant to an Offering, to the customer. Agent agrees, prior to accepting subscription order, to display Carrier Terms and Conditions" on Agent's web site. Agent also agrees to obtain customer agreement of Carrier's "Terms and Conditions." Agreement to be acknowledged by purchaser via a "check box to continue". Carrier agrees that this will be in lieu of requiring physical signature from purchasers. Agent agrees not to complete fulfilling an order for an Offering without the prior approval of Carrier with respect to the customer, which approval may be electronic, by facsimile, or in writing. Agent also agrees to deliver electronically secured subscription orders to Carrier and to deliver electronically secured credit evaluation to Carrier, and receive electronically secured credit classification response from the Carrier. Carrier shall make reasonable efforts to give its approval or disapproval with respect to a particular customer within one (1) hour of receiving all necessary information about such customer from Agent (electronically or in any other form). In the event that customer for whom Agent earned a fulfillment fee ceases subscribing to Carrier's Offering within the first 102 days after service is activated, or if service to such customer is terminated for nonpayment during said 120-day period, Carrier shall be entitled to charge back Agent for the fulfillment fee paid to Agent with respect to such customer.

                  B. Deposits and Advances: Agent shall deliver any deposits and advance payments to Carrier in accordance with Carrier's standard activation procedures. Carrier shall be solely responsible for billing subscribers, and all remittances resulting from such billings shall be made directly to Carrier and shall be property of Carrier. Carrier shall be responsible for resolving all claims relating to the Offerings.

                  C. Payments to Agent: Carrier shall pay all compensation earned by Agent in a given month within 30 days following the end of that month net of any charge backs for that month. Compensation shall be deemed due and owing on the date that the Carrier commences to provide service, pursuant to an Offering, to the customer.

                  D. Order Procedures: In soliciting and fulfilling orders for the Offerings, Agent shall use only subscription agreements, forms, and procedures authorized by Carrier. Carrier agrees to promptly process any customer referred to Carrier by Agent for activation, and to inform Agent no later than 5 days before making any change in its standard activation procedures.

                  E. Carrier Coverage Area: The service area that Carrier operates in is defined by the list of authorized zip codes identified in Attachment A, and any customer obtained by Agent for Carrier activation must have their home address be located within one of these authorized zip codes for Agent to qualify for a fulfillment fee.

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                  F. Carrier Right to Suspend/Cancel Service to Customers:
Carrier has the right to terminate or suspend service at anytime and in its sole discretion to customers obtained by Agent.

         3.       INTELLECTUAL PROPERTY

                  A. Ownership of Intellectual Property: Agent is, and during and after the term of this Agreement shall remain, the exclusive owner of the intellectual property rights to the Agent Software, to the software and the content making up the Agent Web Site, to all of its promotional and marketing material of any kind (electronic or otherwise) promoting the Agent Web Site or Agent, and to the Customer Profiles, except as specifically set forth herein. The term "intellectual property rights" shall include, without limitation of any kind, all copyrights, patents, trademarks, trade secrets, and all other legal or equitable, common law or statutory proprietary ownership rights of any kind whatsoever.

                  B. License to Agent to Use Carrier's Service Marks, Trademarks, & Trade Names: Agent understands and acknowledges that all service marks, trademarks and trade names used by Carrier, including but not limited to SunCom (collectively, the "Marks"), are the exclusive property of Carrier, and Agent shall not use any of the Marks without Carrier's specific prior written approval. Agent shall comply with all rules and procedures pertaining to the Marks prescribed by Carrier from time to time (collectively, the "Rules") and shall obtain advance approval from Carrier of all advertising that contains any of the Marks. Any unauthorized use of the Marks, or any use not in compliance with this Agreement or the Rules, by Agent or its personnel, shall constitute infringement of Carrier's' rights and a material breach of this Agreement. Agent agrees to return to Carrier upon expiration or termination of this Agreement or at Carrier earlier request, at Carrier's sole discretion, any advertising and marketing materials, forms, customer list, and other materials containing any Mark or otherwise identifying or relating to the business of Carrier. Agent agrees Carrier owns all rights to all Carrier content placed on Agent's Web Site including, but not limited to, the look and feel placed on the site, any and all text and descriptions of or relating to the Offerings and carrier and all service marks, trademarks and trade names used by Carrier.

         4.       CONFIDENTIALITY

                  A. General Obligations: The Parties acknowledge that each party will have access to confidential business information owned by the other during the term of this Agreement. Such confidential business information shall remain the property of the party owning it, although such party may share it with the other party for purposes of performing under this Agreement. Each party agrees not to disclose any such confidential business information of the other party to any third party without the prior consent of the other party, except if such information is already known to the receiving party as evidenced by prior documentation or other tangible embodiments of such information thereof, becomes publicly known through no wrongful act of the receiving party, or is rightfully received by the

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receiving party from a third party without restriction and without breach of this or any other Agreement.

                  B. Agent's Ownership and Use of the Customer Profiles:
Notwithstanding any other provision in this Agreement, the Parties acknowledge that Agent shall exclusively own the Customer Profiles and all rights to the Customer Profiles, and that Agent is free to use, market, or disclose the contents of Customer Profiles to third parties without Carrier's prior consent. Agent agrees, however, that in using, marketing, or disclosing Customer Profiles, Agent will not disclose to any third party the fact that any particular Agent customer has become a subscriber of one of the Offerings or is otherwise a customer of Carrier. Agent will provide all customer profile information about customer to Carrier once they subscribe to Carrier's service.

                  C. Definitions: For purposes of this Section, the term "confidential business information" shall be defined to mean all information, not generally known to the public, that relates to the business, technology, subscribers, customers, finances, plans, proposals or practices of the Carrier, and it includes (without limitation) the identities of all subscribers, customers and prospects, all business plans and proposals, all marketing plans and proposals, all technical plans and proposals, all research and development, all budgets and projections, all non-public financial information, all information the Carrier designates as "confidential" and all other information and matters not generally known to the public, provided by one party to the other. The term "Confidential business information: shall also include "trade secrets," which are defined to include all information that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and is the subject to reasonable efforts under the circumstances to maintain its secrecy. Notwithstanding the foregoing, "confidential business information" shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by Agent, its employees, officers, directors or agents, (ii) is or becomes available to you on a non-confidential basis from a source (other than Carrier, its employees, officers, directors or agents), which, to the best of your knowledge, after due inquiry, is not prohibited from disclosing such information to you by a legal contractual or fiduciary obligation to Carrier, (iii) was independently developed by Agent without access to the confidential business information, (iv) is or becomes known to you prior to Carrier's disclosure of such informai5ton, or (v) is or becomes disclosed pursuant to a court order in any legal proceeding or its equivalent.

                  D. Term of Limitations: The limitations imposed in this Section on the disclosure of confidential business information shall last perpetually with respect to confidential business information that constitutes a trade secret and for a term of two years following the disclosure of confidential business information pursuant to this Agreement for all other confidential business information. The Parties agree to disclose confidential business information to only those of their employees, attorneys, accountants, potential investors and acquirers (none of whom shall be deemed to be third parties) who have a legitimate and reasonable need to know such confidential business information. The

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Parties agree further to hold trade secrets at all times in strictest confidence. Each party agrees to return promptly upon demand any confidential business information supplied to it pursuant to this Agreement.

                  E. Investigations of Customers by Carrier: Agent will cooperate with Carrier in its efforts to investigate customers it believes to be fraudulent or using information obtained fraudulently, and Agent will provide Carrier with all paper and electronic information about such customer that is has stored upon request from Carrier.

         5.       EQUIPMENT

                  A. Purchase Orders: In the event that Carrier sells equipment to Agent, such sales shall be at the Carrier's standard wholesale equipment prices set forth in Schedule II. Carrier may amend Schedule II from time to time upon 10 days prior written notice to Agent. All purchases of equipment by Agent from Carrier shall be made by sending Carrier electronically, by facsimile, or by mail the Carrier's standard purchase order. Any terms or conditions in the purchase order form that are inconsistent with , or contrary to, the terms and conditions of this Agreement shall be null and void.

                  B. Delivery: Carrier shall make delivery of equipment to Agent's designated delivery point, and Carrier shall pay the cost of ground shipment of such equipment. Carrier shall bear the risk of loss on such equipment until delivery is made to Agent's designated delivery point. Agent shall pay all taxes imposed as a result of the sale of equipment to Agent.

                  C. Payment Terms: Agent shall make payment to Carrier for equipment sold to it by Carrier on the later of 30 days from the date listed on the invoice for such equipment or 30 days from receipt of the equipment. The Carrier shall have the right at any time to offset against commissions owned to Agent, any amounts owed by Agent to the Carrier under this Agreement or otherwise, and any costs, expenses, losses and damages incurred by the Carrier and indemnified against by Agent.

                  D. Installation of Equipment: Agent shall be responsible for the installation of equipment it sells, including any warranties related to such installations, provided that Carrier shall assign to Agent any and all manufacturer's warranties that Carrier received when it purchased the equipment from the manufacturer before reselling it to Agent. Any and all manufacturer's warranties relating to equipment purchased and not returned by Agent within 90 days are hereby assigned by Carrier to Agent.

                  E. Equipment Returns: Agent may return any equipment delivered to Agent by Carrier that is damaged in accordance with Agreement. Agent agrees to return products only with Carrier's prior approval and consistent with Carrier's return authorization procedures, then Agent will promptly receive a full refund for any such equipment including shipping charges. Within 90 days after delivery of equipment from Carrier to Agent, Agent may return to Carrier any such equipment that is undamaged, new, and unopened from

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the packaging provided by Carrier. In the event of such return, Agent will receive a credit in the amount of the then current price for such equipment.

                  F. Equipment Source: Agent may obtain equipment for sale to customer only from Carrier, and may not recommend, sell, lease or furnish to customer's equipment from any source other than Carrier. All sales of equipment by Agent to customers shall be for Agent's own account and not as agent of Carrier. Agent shall be solely responsible for establishing the price and other terms for all such sales. Agent shall not sell or ship such equipment to any location outside of the Areas. Due to the limited availability of equipment, Agent may sell no more than ten (10) pieces of equipment to any one potential customer without Carrier's prior consent. Agent shall not to the best of its knowledge sell any equipment to any other dealer, retailer or reseller without Carrier's prior written consents.

         6.       TERM

         This Agreement shall be effective for a period of one (1) year commencing on the date set forth above. The term of this Agreement shall be automatically extended on a year-to-year basis after expiration of the initial term, unless either party delivers to the other written notice of termination at least forty-five (45) days prior to the expiration of the then current term. It is expressly understood and agreed that neither party has any right or expectation of renewal or extension of this Agreement beyond the initial term.

         7.       TERMINATION

                  A. Written Notice: This Agreement may be terminated effective upon written notice by either party for a material breach by the other party. Notwithstanding Section 6 above, the first 90 days of the term of this Agreement or the first 90 days of Agent's start of business with Carrier, whichever comes first, shall be considered a trial period. During such trial period, the Agreement may be terminated for convenience by either party on 30 days written notice. This Agreement may also be terminated by either party in the event that either party: (i) files a voluntary petition in bankruptcy; (ii) has an involuntary petition in bankruptcy filed against it which is not dismissed within 30 days; (iii) becomes insolvent; ;(iv) has a receiver appointed by a court of competent jurisdiction to operate or liquidate it; (v) makes an assignment for the benefit of creditors, or, (vi) has excessive customer fraudulent activations and appropriate notice and a cure period is provided by the terminating party, or, (vii) may terminate this agreement without cause upon forty-five (45) days written notice to the other party.

                  B. Effect of Termination: In event that this Agreement is terminated, neither party shall have any liability to the other for consequential damages or lost profits. Expiration or termination of this Agreement pursuant to Sections 6 or 7 of this Agreement shall not release either party from any liability which at the time of expiration or termination has accrued to the other party or which thereafter may accrue with respect to any act or omission prior to expiration or termination All obligations, covenants, representations,

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warranties, terms, and provisions applicable to either party which expressly or by their nature survive such expiration or termination shall continue in full force and effect notwithstanding such expiration or termination until they are satisfied in full or by their nature expire.

         8.       COMPLIANCE WITH LAWS

         Each party agrees to comply in all respects with all applicable federal, state, and local laws, rules, and regulations in conducting its business and in performing its obligations and exercising its rights under this Agreement. Each party hereby represents and warrants to the other that it is legally qualified and duly authorized to conduct its business as contemplated hereunder and none of the Marks if used in accordance with this Agreement infringe any third party intellectual property rights.

         9.       ETHICAL CONDUCT

         Each party agrees that in all dealings with one another or with one another's customers, it shall conduct its business in accordance with the highest standards of honesty, integrity, fair dealing and ethical conduct.

         10.      INDEPENDENT CONTRACTOR

         This Agreement shall not be deemed to create a joint venture, partnership, employment relationship, franchise, or any other legal relationship between the Parties except that Agent shall be an independent contractor to Carrier on the terms and conditions set forth herein. Except as otherwise set forth herein, neither party shall have any right to bind the other herein. Except as otherwise set forth herein, neither party shall have any right to bind the other party in any manner with any third party or to hold itself out to any third party as having any such authority. Agent is permitted during the term of this Agreement to hold itself out on the Agent Web Site and elsewhere as an authorized dealer of Carrier. Each party shall be solely responsible for withholding and payment of all federal, state, and local income and other taxes (including Social Security and unemployment) with respect to its employees, and for paying worker's compensation and any insurance for its employees.

         11.      INSURANCE

         During the term of this Agreement, Agent shall at all times, at its cost and expense, be insured by an insurance company with an AM Best's Rating of A-VII(7) or better and be licensed to do business in Agent's state(s) of operation. The insurance provided by such insurance company shall have endorsements in favor of Carrier and be approved by Carrier and shall satisfy the minimum insurance criteria provided by Carrier to Agent at the time of execution of this Agreement, which criteria shall include (i) comprehensive general liability insurance for a minimum of $2,000,000 per location, (ii) commercial automobile insurance with a $1,000,000 combined single limit, (iii) umbrella liability insurance with a

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minimum of $1,000,000 per occurrence, (iv) worker's compensation with employer's liability coverage with a minimum of $100,000 per accident, (v) professional liability coverage with a minimum of $1,000,000 per claim and (vi) crime (fidelity) insurance with a minimum of $250,000 per employee claim. Simultaneously with the execution of this Agreement, Agent shall furnish Carrier with a certificate from such insurance company evidencing that such insurance is in force. Such insurance shall not be canceled, amended or allowed to lapse without 30 days prior written notice to Carrier.

         12.      INDEMNIFICATION

         Each party agrees to indemnify, defend and hold the other party from and against any and all liability, loss, claim, damage, cost, or expense (including payment of reasonable attorneys' fees and costs) arising out of claims made or threatened against the other or damages suffered by the other, as a result of (i) any material failure by the indemnifying party to perform its obligations hereunder or (ii) claims that the indemnifying party infringed or misappropriated the U.S. patent, copyright, trademark, trade secret or other intellectual property rights of a third party.

         13.      RECORDS

         Each party shall create and maintain at its principal office full, complete, and accurate records of its business conducted pursuant to this Agreement. Such records shall be preserved for the longer of 2 years after the date such records are prepared or 2 years after the expiration or termination of this Agreement. Such records may be maintained in any commercially available electronic form. Such records shall be available for inspection and copying by the other party at all reasonable times upon reasonable notice.

         14.      GUARANTEES OF REVENUES OR PROFITS

         Each party acknowledges that the other party has made no representations or guarantees, express or implied, regarding the revenues or profits that it will or might make under this Agreement. Each party voluntarily assumes all financial risks associated with its performance under this Agreement.

         15.      ASSIGNMENTS

         Either party may assign its rights and obligations hereunder upon the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, Carrier may assign its rights and obligations hereunder without the consent of Agent to (i) any affiliate of Carrier or (ii) in connection with the sale of all or substantially all of the assets or the sale or transfer of fifty percent (50%) or more of ownership interests of Carrier. Agent and the Carrier represent and warrant to each other that the execution and performance of this Agreement does not and will not violate any other contract to which either of them is a party, including terms relating to covenants not to compete and confidentiality covenants. Neither party will

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disclose to the other, or use or induce the other to use, any proprietary information or trade secrets of third parties. Agent represents and warrants that it has returned all property and confidential information belonging to all prior employers or service providers.

         16.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of each party's successors and permitted assigns.

         17.      AUTHORITY

         Each party represents and warrants to the other party to induce it to enter into this Agreement as follows: (i) the person signing this Agreement on behalf of such party has full authority to execute the Agreement on behalf of such party; and, (ii) such party is legally qualified and duly authorized to enter into, and perform under, this Agreement.

         18.      INJUNCTIVE AND OTHER EQUITABLE RELIEF

         In addition to the remedies afforded by law, each party to this Agreement is also entitled to seek injunctive or other equitable relief from a court of competent jurisdiction to enforce any right, duty, or obligation under this Agreement or as otherwise allowed by law. To obtain such relief, a party shall not be required to post any bond, or if required by law or by a court to post such a bond, each party consents to the posting of a bond in the lowest amount permitted by law. Each party shall bear its own legal fees and expenses for any action for injunctive or other equitable relief. The right to seek injunctive or other equitable relief set forth herein is cumulative, and the filing of a request for injunctive or other equitable relief shall not preclude a party from seeking damages.

         19.      GOVERNING LAW, JURISDICTION, & VENUE

         This Agreement shall be governed by, and interpreted or construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions. Any action, claim, proceeding or suit against any of the parties hereto relating in any way to this Agreement or the subject matter hereof shall be brought and enforced exclusively in the United States District Court for the Eastern District of Pennsylvania, or, in the event that court lacks jurisdiction to hear the claim, in the Court of Common Pleas for the County of Philadelphia.

         20.      REGULATORY CONTROL

         This Agreement shall be at all times subject to changes, modifications, orders, and rulings by any federal or state regulatory agency having jurisdiction over Carrier, the Offerings, or either party's performance hereunder.


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         21.      SEVERABILITY

         If any provision of this Agreement is determined by an arbitrator or a court of competent jurisdiction to be unenforceable, invalid, or void, the remainder of this Agreement shall continue in full force and effect and shall in no way be affected, impaired, or invalidated. All provisions of this Agreement shall be deemed enforceable to the fullest extent permitted under applicable law, and, when necessary, any court shall reform any and all provisions as necessary to give them such effect, consistent with the intent of the Parties as reflected in this Agreement.

         22.      ENTIRE AGREEMENT

         This Agreement, including the exhibits attached hereto, represents the entire, complete, final, and exclusive agreement between the Parties, with respect to the matters addressed in this Agreement. This Agreement supersedes all offers, negotiations, arrangements, understandings, and other agreements, whether oral or in writing, relating to the subject matter set forth in this Agreement.

         23.      AMENDMENTS/MODIFICATIONS/WAIVERS

         This Agreement may be amended, modified, or waived only by a written instrument signed by both Parties.

         24.      NO WAIVER

         No course of dealing nor any failure or delay on the part of a party to take action on account of any default or breach of this Agreement by the other party shall constitute a waiver of any such default or breach, or of the performance required of the other party under this Agreement.

         25.      FORCE MAJEURE

         Either party's performance under this Agreement shall be excused if such nonperformance is due to: labor difficulties; riots; strikes; governmental orders; equipment failure; epidemics; acts of civil or military authority; war; compliance with laws, rules, or regulations adopted after the date of this Agreement; acts of God; civil commotion; acts of nature; unusually severe weather; or, inability or delay in securing equipment for circumstances beyond that party's reasonable control, provided that such party uses its reasonable best efforts to avoid or remove such inability or delay.

         26.      NOTICES

         All notices and other communications required hereunder shall be given in writing and shall be delivered personally, electronically (by electronic mail in a commercially

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
readable format), by facsimile, or mailed by certified mail, return receipt requested, postage prepaid, to the Parties as follows:

         If to Agent:
         IDS Cellular, Inc.
         3350 NW 2nd Avenue
         Suite A-44
         Boca Raton, FIL 33431
         Attention: President

         If to Carrier:
         Triton PCS Operating Carrier L.L.C.
         c/o Triton Management Carrier
         1100 Cassaft Road
         Berwyn, PA 19312
         Attention: Vice President National Sales

Such notice or communication shall be deemed effective when delivered, if delivered personally, when sent, if sent and received electronically or by facsimile, or 3 days after mailing, if mailed. The notification address of the person to be notified may be changed from time to time by giving a notice in accordance with this Section in writing, except that any such communication changing an address shall be deemed given when received by the party to whom sent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


By:______________________________           By:______________________________

Title: __________________________           Title: __________________________

Date: ___________________________           Date: ___________________________





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